                                                                   EXHIBIT 10.17
                                                                   -------------


                                    TENNECO
                                    -------

                           BENEFITS PROTECTION TRUST
                           -------------------------

                           (as amended and restated
                       effective as of October 1, 1996)

                               TABLE OF CONTENTS


ARTICLE                                                                  PAGE
-------                                                                  ----

FIRST:        Definitions................................................  1

SECOND:       Creation of Trust..........................................  6

THIRD:        Payments from the Trust....................................  9

FOURTH:       Management of Trust Assets................................. 10

FIFTH:        Administrative Powers...................................... 13

SIXTH:        [RESERVED]................................................. 15

SEVENTH:      [RESERVED]................................................. 15

EIGHTH:       Taxes, Expenses and Compensation of Trustee................ 15

NINTH:        General Duties of Trustee.................................. 16

TENTH:        Indemnification............................................ 18

ELEVENTH:     No Duty to Advance Funds................................... 18

TWELFTH:      Accounts................................................... 18

THIRTEENTH:   Administration of the Plans; Communications................ 20

FOURTEENTH:   Resignation or Removal of Trustee.......................... 22

FIFTEENTH:    Amendment of Agreement; Termination of Trust............... 24

SIXTEENTH:    Prohibition of Diversion................................... 26

SEVENTEENTH:  Prohibition of Assignment of Interest...................... 27

EIGHTEENTH:   [RESERVED]................................................. 27

NINETEENTH:   Miscellaneous.............................................. 27

SCHEDULE 1............................................................... 30

SCHEDULE 1 SUPPLEMENT.................................................... 31


                  TENNECO BENEFITS PROTECTION TRUST AGREEMENT
                  -------------------------------------------
                           (as amended and restated
                       effective as of October 1, 1996)


THIS AGREEMENT, made as of the 1st day of October 1996, by and between Tenneco Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as the "Company" or "Tenneco"), and Dana G. Mead, Theodore R. Tetzlaff, Stacy S. Dick and Robert T. Blakely (hereinafter referred to individually and collectively as the "Trustee").

                             W I T N E S S E T H:
                             -------------------
              WHEREAS, the Company desires to amend and restate
the Trust;
              NOW, THEREFORE, the Company and the Trustee agree
as follows:
              FIRST:  Definitions.
              -----   -----------

                    (a) "Affiliate" shall mean any corporation, partnership or other entity, the majority interest in which is held by the Company, directly or through one or more intermediaries.

                    (b) "Change in Control" shall mean the first to occur of the following events (but no event other than the following events), except as otherwise provided below:

                        (i) Any person and any of their affiliates or associates becomes the beneficial owner, directly or indirectly, of securities of Tenneco representing twenty-five percent (25%) or more of the combined voting power of Tenneco's then outstanding securities having general voting rights, and a majority of the Incumbent Board (as hereinafter defined) does not approve the acquisition (other than in response to a Threatened Change in Control under circumstances making it reasonably apparent that a change in control of Tenneco has become inevitable) before the acquisition occurs. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (i), solely because twenty-five percent (25%) or more of the combined voting power of Tenneco's then outstanding securities having general voting rights is acquired by one or more employee benefit plans maintained by Tenneco; or

                        (ii) Members of the Incumbent Board cease to constitute a majority of the Tenneco Board (as hereinafter defined); or

                        (iii) The consummation of any plan of merger, consolidation or combination between Tenneco and any person including becoming a subsidiary of any other person without members of the Incumbent Board, as constituted immediately prior to the merger, consolidation or combination constituting a majority of the board of directors of (A) the successor corporation, or, (B) if the surviving or successor corporation is a majority-owned subsidiary of another corporation or corporations, the ultimate parent of the surviving or successor corporation; or

                        (iv) The consummation of any sale, exchange or other disposition of all or substantially all of the Company's assets without members of the Incumbent Board immediately prior to any sale, exchange or disposition of all or substantially all of the Company's assets constituting a majority of the board of directors of (A) the corporation which holds such assets after such disposition, or, (B) if such corporation is a majority-owned subsidiary of another corporation or corporations, the ultimate parent of such corporation; or

                        (v) if any person and any of their affiliates and associates, shall elect or have elected, during any period not exceeding 24 months, at least 25% of the members of the Tenneco Board, without the approval of the Incumbent Board and such members are comprised of persons not serving as members of the Tenneco Board immediately prior to the formation of such group or the first solicitation of proxies by such shareholder;

                        provided however, that the Incumbent Board may determine that any transaction is not a Change in Control.

          For purposes of this definition, the terms "person" and "beneficial owner" shall have the meaning set forth in Sections 3(a) and 13(d) of the Securities Exchange Act of 1934, as amended, and in the regulations promulgated thereunder. If the Trustee requests in writing that the Company determine or furnish evidence to enable the Trustee to determine whether a Change in Control has occurred, the Company shall do so in writing as soon as practicable following receipt of such request.

               (c) "Threatened Change in Control" shall mean each of the following events (but no event other than the following events), except as otherwise provided below:

                        (i) Any person, (as defined in Paragraph (b) above), and any of their affiliates and associates without the prior approval of a majority of the Incumbent Board

                        (A) becomes the beneficial owner, (as defined in (b)
               above), directly or indirectly, of securities of Tenneco representing fifteen percent (15%) or more of the combined voting power of Tenneco's then outstanding securities having general voting rights, or

                    (B) initiates a tender offer to acquire (as the beneficial owner as defined in (b) above) securities of Tenneco representing fifteen (15%) or more of the combined voting power of Tenneco's then outstanding securities having general voting rights. Notwithstanding the foregoing, a Threatened Change in Control shall not be deemed to occur pursuant to this (i) solely because fifteen percent (15%) or more of the combined voting power of Tenneco's then outstanding securities having general voting rights is acquired by one or more employee benefit plans maintained by Tenneco; or

                    (ii) Three or more directors, whose election or nomination for election is not approved by a majority of the Incumbent Board, are elected within any single twelve-month period to serve on the Tenneco Board; or

                    (iii) The Company notifies the Trustee in writing that the Incumbent Board has determined that a Threatened Change in Control exists;

                    provided however the Incumbent Board may determine that any transaction is not a Threatened Change in Control.

          (d) "Threatened Change in Control Period" shall mean the period beginning on the date a Threatened Change in Control occurs and ending on the earliest of:

               (i) If the Threatened Change in Control was caused by an event described in Subparagraph (c)(i), on the date first subsequent to the date on which the person referred to therein does not own securities of Tenneco representing fifteen percent (15%) or more of the combined voting power of Tenneco's then outstanding securities having general voting rights, or terminates the tender offer instituted by him as the case may be; or

                    (ii) If the Threatened Change in Control was caused by an
               event described in Subparagraph (c)(ii), on the date first subsequent to the date on which each member of the Tenneco Board shall be either a member of the Incumbent Board or an individual whose election or nomination for election as a director was approved by a majority of the Incumbent Board.

                   (iii) If the Threatened Change in Control shall be deemed to have occurred by reason of the notice described in Subparagraph
               (c)(iii), on the date the Trustee shall be notified by the Company in writing that the Incumbent Board has determined that the circumstances which constituted the Threatened Change in Control no longer exist; or

                    (iv) the date the Change in Control occurs.

          (e)  "Tenneco Board" shall mean the Board of Directors of Tenneco.

          (f) "Incumbent Board" shall mean (i) the members of the Tenneco Board on May 15, 1996, to the extent that they continue to serve as members of the Tenneco Board, and (ii) any individual who becomes a member of the Tenneco Board after May 15, 1996, if his election or nomination for election as a director was approved by a vote of at least three quarters of the then Incumbent Board.

          (g) "Plan or Plans" means the plans, arrangements and structures set forth on Schedule 1.

          (h) "Plan Sponsor" means the corporate entity that maintains any of the Plans set forth on Schedule 1.

          SECOND: Creation of Trust. (a) The Company hereby establishes with the Trustee and the Trustee hereby accepts the Tenneco Benefits Protection Trust (the "Trust") consisting of:

          (i) an irrevocable letter of credit in an amount not less than three million dollars ($3,000,000) obtained by the Company at its expense, and cash in the amount of two million dollars ($2,000,000), as well as any earnings thereon, and realized and unrealized gains (net of any losses) attributable thereto, to the extent not withdrawn from the Trust by the Company pursuant hereto. The Company shall continue to maintain such letter of credit in effect until it is replaced by cash or another irrevocable letter of credit or this Agreement terminates, whichever occurs first. The Company shall renew or replace such letter of credit at least thirty (30) days before its expiration for an additional period of one (1) year. If such letter of credit, or any such renewal is not renewed or replaced by a letter of credit delivered to the Trustee at least thirty (30) days before the expiration of the predecessor letter of credit, the Trustee may draw down the full amount of such letter of credit and hold the proceeds pursuant to the terms of this Agreement. The Trustee may also draw down on such letter of credit at any time the Trustee determines the proceeds of such letter of credit are necessary to allow the Trustee to fulfill its obligations under this Agreement. The proceeds of such letter of credit shall be available to the Trustee upon the Trustee's presentation of its sight draft. The Company may, at any time, replace such letter of credit with another irrevocable letter of credit having substantially similar terms or an equal amount of cash or any combination thereof. Any letter of credit shall be issued by a bank reasonably acceptable to the Trustee, and shall be in a form reasonably acceptable to the Trustee; and

          (ii) such additional cash or other property acceptable to the Trustee as shall be paid or delivered to the Trustee as described herein from time to time to provide benefits under one or more Plans, together with the earnings, income, additions and appreciation thereon and thereto. At any time such payments or deliveries are made, the Company shall designate to the Trustee, in writing, the Plan or Plans to which the payment or delivery shall be allocated.

          (b) The Trustee, for investment purposes only, may commingle all Trust assets and treat them as a single fund, but the records of the Trustee at all times shall show the percentages of the Trust allocable to each of the several Plans.

          (c) The Company and the Trustee agree that the Trust created herein shall not be revocable by the Company or by any successor thereto during a Threatened Change in Control Period or after a Change in Control, and is intended to be a grantor trust under the provisions of Sections 671 through 678 of the Internal Revenue Code of 1986, as amended.

          (d) Except as provided in this subparagraph (d), the Company may, from time to time, add to or withdraw from the assets of the Trust, but subject to the termination provisions hereof, such withdrawal may not reduce the cash in the Trust below two million dollars ($2,000,000) plus the letter of credit described in Subparagraph (a)(i), above, or its proceeds. The Company may direct that certain funds subsequently added to the Trust be available for the payment of benefits under one or more designated Plans, but such additional funds shall also be available to pay the fees and expenses of the Trustee if the amounts transferred pursuant to Subparagraph (a)(i) are exhausted. Notwithstanding the foregoing, the Company shall not make any withdrawal from the Trust during a Threatened Change in Control Period or after a Change in Control.

          (e) Within five business days following a Threatened Change of Control, the Company shall deposit cash and stock to the Trust equal to the amounts specified in Schedule 1 Supplement. Such deposits shall become irrevocable upon the occurrence of a Change in Control or during a Threatened Change in Control Period.

          (f) Upon the expiration of the Threatened Change in Control Period and absent a Change in Control, the amounts deposited into the Trust as described in (e) above adjusted for investment experience and expenses shall be returned to Tenneco.

          THIRD: Payments from the Trust. (a) Subject to the rules hereof, the Trustee, from time to time upon receipt (other than during a Threatened Change in Control Period) of direction from the Company prior to a Change in Control shall make payments from the Trust, as specified in such direction to such persons, in such manner and in such amounts as the Company shall direct.

          (b) The Company shall, from time to time, furnish the Trustee with such written information regarding the participants and beneficiaries under the Plans and the amount and method of determination of benefits under the Plans (hereinafter referred to as "Participant Data") as the Company deems relevant or as the Trustee shall request in writing. The Company shall, during a Threatened Change in Control Period, and after a Change in Control, furnish the Trustee with Participant Data at least once each year or at such other times as the Trustee reasonably requests. Such Participant Data will be for the Plans set forth in Schedule 1. The Company, prior to a Change in Control, will, from time to time, update Schedule 1 as Plans are added, terminated or amended.

          During a Threatened Change in Control Period or after a Change in Control and notwithstanding any other provisions of this Agreement, the Trustee may, without direction from the Company, make payments to participants and beneficiaries in such manner and in such amounts as the Trustee shall determine they are entitled to be paid under the Plans (to the extent funded through the Trust) based on the most recent Participant Data furnished to the Trustee by the Company prior to a Change in Control and any supplemental information furnished to the Trustee by a participant or beneficiary upon which the Trustee may reasonably rely in making such determination.

          (c) Any unpaid benefits due participants and beneficiaries shall be paid by the Plan Sponsor.

          FOURTH: Management of Trust Assets. (a) Prior to a Change in Control, Trust assets will be invested by the Trustee (i) in obligations of the United States or any agency thereof or in obligations guaranteed by the United States or any agency thereof, having a term of not more than five (5) years, or
(ii) in shares of one or more mutual funds which principally invest in such obligations. Prior to a Change in Control, but not during a Threatened Change in Control Period, the Company may change the requirement described in the first sentence of this Article.

          (b) After a Change in Control, the Trustee shall have exclusive authority and discretion to manage and control the Trust assets and may employ investment managers and other professionals including affiliates of the Trustee to manage the investment of the Trust assets. Pursuant to such authority and discretion, the Trustee may exercise, from time to time and at any time, the power:

               (i) To invest and reinvest the Trust, without distinction between principal and income, in shares of stock (whether common or preferred) or other evidences of ownership, bonds, debentures, notes or other evidences of indebtedness, unsecured or secured by mortgages on real or personal property wherever situated (including any part interest in a bond and mortgage or note and mortgage whether insured or uninsured) and other property, or part interest in property, real or personal, foreign or domestic, and in order to reduce the rate of interest rate fluctuations, contracts, as either buyer or seller, for the future delivery of United States Treasury securities and comparable Federal government-backed securities:

               (ii) To sell, convey, redeem, exchange, grant options for the purchase or exchange of, or otherwise dispose of, any real or personal property, at public or private sale, for cash or upon credit, with or without security, without obligation on the part of any person dealing with the Trustee to see to the application of the proceeds of or to inquire into the validity, expediency or propriety of any such disposition;

              (iii) To exercise, personally or by general or limited proxy, the right to vote any shares of stock, bonds or other securities held in the Trust; to delegate discretionary voting power to trustees of a voting trust for any period of time; and to exercise, personally or by power of attorney, any other right appurtenant to any securities or other property of the Trust;

               (iv) To join in or oppose any reorganization, recapitalization, consolidation, merger or liquidation, or any plan therefor, or any lease, mortgage or sale of the property of any organization the securities of which are held in the Trust; to pay from the Trust any assessments, charges or compensation specified in any plan of reorganization, recapitalization, consolidation, merger or liquidation; to deposit any property with any committee or depositary; and to retain any property allotted to the Trust in any reorganization, recapitalization, consolidation, merger or liquidation;

               (v) To exercise or sell any conversion or subscription or other rights appurtenant to any stock, security or other property held in the Trust;

               (vi) To borrow from any lender (including the Trustee in its individual capacity) money, in any amount and upon any reasonable terms and conditions, for purposes of this Agreement, and to pledge or mortgage any property held in the Trust to secure the repayment of any such loan;

              (vii) To compromise, settle or arbitrate any claim, debt, or obligation of or against the Trust; to enforce or abstain from enforcing any right, claim, debt or obligation; and to abandon any property determined by it to be worthless;

             (viii) To make loans of securities held in the Trust to registered brokers and dealers upon such terms and conditions as are permitted by applicable law and regulations, and in each instance to permit the securities so lent to be registered in the name of the borrower or a nominee of the borrower, provided that in each instance the loan is adequately secured and neither the borrower nor any affiliate of the borrower has discretionary authority or control with respect to the assets of the Trust involved in the transaction or renders investment advice with respect to those assets; and

               (ix) To invest and reinvest any property in the Trust in any other form or type of investment not specifically mentioned in this Paragraph, to the extent permitted by law.

               (x) To employ suitable agents including but not limited to custodians, actuaries, accountants and counsel and to pay their reasonable expenses and compensation.

          FIFTH:    Administrative Powers.  The Trustee shall have and in its
sole and absolute discretion may exercise from time to time and at any time the following administrative powers and authority with respect to the Trust:

          (a) To hold property of the Trust in its own name or in the name of a nominee or nominees, without disclosure of the Trust, or in bearer form so that it will pass by delivery, but no such holding shall relieve the Trustee of its responsibility for the safe custody and disposition of the Trust in accordance herewith; the Trustee's books and records shall at all times show that such property is part of the Trust; and the Trustee shall be absolutely liable for any loss occasioned by the acts of its nominee or nominees with respect to securities registered in the name of the nominee or nominees;

          (b) To organize and incorporate under the laws of any state it may deem advisable one or more corporations (and to acquire an interest in any such corporation that it may have organized and incorporated) for the purpose of acquiring and holding title to any property, interests or rights that the Trustee is authorized to acquire hereunder;

          (c) To employ in the management of the Trust suitable agents;

          (d) To make, execute and deliver, as Trustee, any deeds, conveyances, leases, mortgages, contracts, waivers or other instruments in writing that the Trustee may deem necessary or desirable in the exercise of its powers under this Agreement; and

          (e) To do all other acts that the Trustee may deem necessary or proper to carry out any of the powers set forth herein hereof or otherwise in the best interests of the

Trust, provided further that a majority of any non-corporate Trustee(s) shall be necessary to authorize any action under this Agreement.

          SIXTH:  [RESERVED]

          SEVENTH:  [RESERVED]

          EIGHTH: Taxes, Expenses and Compensation of Trustee. (a) The Company shall pay any Federal, state, local or other taxes imposed or levied with respect to the corpus and/or income of the Trust or any part thereof under existing or future laws, and the Company, in its discretion, or the Trustee, in its discretion, may contest the validity or amount of any tax, assessment, claim or demand respecting the Trust or any part thereof. The Trustee shall deduct any payroll taxes required to be withheld with respect to any payments made pursuant to the Trust.

          (b) The Trustee, without direction from the Company, shall pay from the Trust the reasonable and necessary expenses and compensation of counsel and all other reasonable and necessary expenses of managing and administering the Trust and Plans that are not paid by the Company including, but not limited to, computer time charges, data retrieval and input costs, and charges for time expended by personnel of the Trustee and those persons retained by the Trustee in fulfilling the Trustee's duties.

          (c) The Company shall pay to the Trustee from time to time such reasonable compensation for its services as Trustee as is agreed to by the Company and the Trustee from time to time, but until paid, such compensation and reimbursement for expenses incurred by the Trustee pursuant hereto shall constitute a charge upon the Trust, such charge to have priority over any payments due participants or beneficiaries under the Plans; provided, that any officer of the Company serving as Trustee shall serve without compensation but shall nevertheless be entitled to reimbursement of expenses.

          (d) After a Change in Control, the Trustee shall bill the Company directly, on a monthly basis, for all expenses and fees which amounts shall be immediately due and payable. The Trustee may commence legal action to recover any amount not paid within thirty (30) days of the billing date, and shall be obligated to commence such an action if the Company's failure to pay causes a reduction below $2,000,000 in the assets of the Trust attributable to contributions made pursuant to Subparagraph (a)(i) of Article SECOND.

          NINTH: General Duties of Trustee. (a) Subject to the rules hereof, the Trustee shall discharge its duties under this Agreement solely in the interest of the participants in the Plans and their beneficiaries and (i) for the exclusive purpose of providing benefits to such participants and their beneficiaries and defraying reasonable expenses of administering the Plans; and
(ii) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

          (b) The Trustee may consult with counsel, who may be counsel for the Trustee in its individual capacity, (or, prior to a Change in Control, for the Company) and shall not be deemed imprudent by reason of its taking or refraining from taking any action in accordance with the opinion of counsel.

          (c) (1) Within ninety (90) days after a Change in Control, the Company shall notify participants and beneficiaries of the Plans in writing of the Trustee's availability to aid them in pursuing any claims they may have against the Company under the terms of those of the Plans under which they are covered. If the Company fails to do so, the Trustee shall provide such notification.

          (2) If, after a Change in Control, a participant or beneficiary notifies the Trustee that the Company or an Affiliate or any other party, if applicable has refused to pay a claim asserted by the participant or beneficiary under any of the Plans, then, unless the Trustee shall determine that the claim has no basis in law or fact (in which case the Trustee shall notify the participant or beneficiary of such determination and shall take no further action with respect to the claim), the Trustee shall, in its discretion:

               (A) pay the participant or beneficiary the amount of the claim from the Trust assets; or

               (B) commence negotiations and legal proceedings to recover on the claim on behalf of the participant or beneficiary in accordance with subsection C below.

               (C) to the extent that the Trustee determines to commence negotiations and legal proceeds, it:

          (i) shall direct the course of the litigation and shall keep the participant or beneficiary informed of the progress of the litigation as the Trustee deems appropriate.

          (ii) if the Trustee determines that all reasonable litigation efforts have been exhausted but the participant or beneficiary has not received all that he or she is entitled to receive, the Trustee may in its discretion pay additional amounts to such person out of the assets of the Trust.

          TENTH: Indemnification. The Company agrees, to the extent permitted by law, to indemnify and hold the Trustee harmless from and against any liability that it may incur in the administration of the Trust and the Plans, unless arising from the Trustee's own gross negligence or willful breach of its obligations under this Agreement. The Trustee shall not be required to give any bond or any other security for the faithful performance of its duties under this Agreement, except as required by law.

          ELEVENTH: No Duty to Advance Funds. The Trustee shall have no obligation to advance its own funds for the purposes of fulfilling its responsibilities under this Agreement, and its obligations to incur expenses shall at all times be limited to amounts in the Trust available to be applied toward such expenses.

          TWELFTH : Accounts: (a)(i) The Trustee shall keep accurate and detailed accounts of all its receipts, investments and disbursements under this Agreement on a calendar year basis. Such person or persons as the Company shall designate shall be allowed to inspect the books of account relating to the Trust upon request at any reasonable time during the business hours of the Trustee.

          (ii) Within 120 days after the close of each calendar year, the Trustee shall transmit to the Company, and certify the accuracy of, a written statement of the assets and liabilities of the Trust, showing the current value of each asset at that date, and a written account of all the Trustee's transactions relating to the Trust during the period from the last previous accounting to the close of that year. For the purposes of this Subparagraph, the date of the Trustee's resignation or removal or the date of termination of the Trust shall be deemed to be the close of a year.

         (iii) Unless the Company shall have filed with the Trustee written exceptions or objections to any such statement and account within 120 days after receipt thereof, the Company shall be deemed to have approved such statement and account; and in such case or upon the written approval by the Company of any such statement and account, the Trustee shall be forever released and discharged with respect to all matters and things contained in such statement and account as though it had been settled by decree of a court of competent jurisdiction in an action or proceeding to which the Company and all persons having any beneficial interest in the Trust were parties.

          (b) Nothing contained in this Agreement or in the Plans shall deprive the Trustee of the right to have a judicial settlement of its accounts. In any proceeding for a judicial settlement of the Trustee's accounts or for instructions in connection with the Trust, the only other necessary party thereto in addition to the Trustee shall be the Company. If the Trustee so elects, it may bring in as a party or parties defendant any other person or persons. No person interested in the Trust, other than the Company, shall have a right to compel an accounting, judicial or otherwise, by the Trustee, and each such person shall be bound by all accountings by the Trustee to the Company, as herein provided, as if the account had been settled by decree of a court of competent jurisdiction in an action or proceeding to which such person was a party.

          THIRTEENTH: Administration of the Plans; Communications. (a) The Plans shall be administered as provided therein. The Trustee shall not be responsible in any respect for administering the Plans nor shall the Trustee be responsible for the adequacy of the Trust to meet and discharge all payments and liabilities under the Plans. The Trustee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by an officer of the Company who is authorized to execute and deliver, in the name and on behalf of the Company, documents or instruments relating to the Trust (hereinafter an "authorized officer"). The Company, from time to time, shall furnish the Trustee with the names and specimen signatures of the authorized officers and shall promptly notify the Trustee of the termination of office of any authorized officer and the appointment of a successor thereto. Until notified to the contrary, the Trustee shall be fully protected in relying upon the most recent list of the authorized officers furnished to it by the Company.

          (b) Any action required by any provision of this Agreement to be taken by the Tenneco Board shall be evidenced by a resolution of such Board certified to the Trustee by the Secretary or an Assistant Secretary of the Company, and the Trustee shall be fully protected in relying upon any resolution so certified to it. Unless other evidence with respect thereto has been specifically prescribed in this Agreement, any other action of the Company under any provision of this Agreement, including any approval of or exceptions to the Trustee's accounts, shall be evidenced by a certificate signed by an authorized officer, and the Trustee shall be fully protected in relying upon such certificate. The Trustee may accept a certificate signed by an authorized officer as proof of any fact or matter that it deems necessary or desirable to have established in the administration of the Trust (unless other evidence of such fact or matter is expressly prescribed herein), and the Trustee shall be fully protected in relying upon the statements in the certificate.

          (c) The Trustee shall be entitled conclusively to rely upon any written notice, instruction, direction, certificate or other communication reasonably believed by it to be genuine and to be signed by an authorized officer, and the Trustee shall be under no duty to make investigation or inquiry as to the truth or accuracy of any statement contained therein.

          (d) Until written notice is given to the contrary, communications to the Trustee shall be sent to it at Tenneco Inc., 1275 King Street, Greenwich, Connecticut 06831,

Attn: Dana Mead; communications to the Company shall be sent to it at its office at 1275 King Street, Greenwich, Connecticut 06831, Attn: Corporate Secretary.

          FOURTEENTH: Resignation or Removal of Trustee. (a) A Trustee may resign at any time other than during a Threatened Change in Control Period or after a Change in Control upon 30 days written notice to the Company or such shorter period as is acceptable to the Company. During a Threatened Change in Control Period or after a Change in Control, a Trustee may resign only under one of the following circumstances:

               (i) In the case of a corporate Trustee only, the Trustee is no longer in the business, or is actively in the process of removing itself from the business, of acting as trustee for employee benefit plans.

               (ii) The Trustee determines that a conflict of interest exists which would prohibit it from fulfilling its duties under this Agreement in an ethically proper manner. The Trustee shall use its best efforts to avoid the creation of such a conflict.

              (iii) The assets of the Trust have been exhausted or are insufficient to pay accrued and reasonably anticipated fees and expenses of the Trustee hereunder, the Company has refused to pay voluntarily the Trustee's accrued fees and expenses as required hereunder and the Trustee has been unsuccessful in obtaining a court order requiring the Company to make such payments or has been unable to collect on a judgment for such accrued fees and expenses.

               (iv) The death or incapacity of a Trustee. Notwithstanding the above, a corporate Trustee may resign for reasons set forth in (i) or
          (ii) above only if it has obtained the agreement of a bank with assets in excess of $2 billion and net worth in excess of $100 million to replace it as trustee under the terms of this Agreement.

In addition, upon the death, incapacity or resignation of a non-corporate Trustee(s), the remaining non-corporate Trustee(s) shall appoint the successor Trustee(s).

          (b) The Tenneco Board, may, other than during a Threatened Change in Control Period, remove a Trustee before a Change in Control, upon 30 days written notice to the Trustee, or upon shorter notice if acceptable to the Trustee. The Company may not remove a Trustee during a Threatened Change in Control Period or after a Change in Control. In the event a Trustee resigns or is removed, the Trustee shall have a right to have its accounts settled as provided herein.

          (c) Each successor trustee shall have the powers and duties conferred upon the Trustee in this Agreement, and the term "Trustee" as used in this Agreement shall be deemed to include any successor trustee. Upon designation or appointment of a successor trustee, the Trustee shall transfer and deliver the Trust to the successor trustee, reserving such sums as the Trustee shall deem necessary to defray its expenses in settling its accounts, to pay any of its compensation due and unpaid and to discharge any obligation of the Trust for which the Trustee may be liable. If the sums so reserved are not sufficient for these purposes, the Trustee shall be entitled to recover the amount of any deficiency from either the Company or from the Trust through the successor trustee, or both. When the Trust shall have been transferred and delivered to the successor trustee and the accounts of the Trustee have been settled as provided herein, the Trustee shall be released and discharged from all further accountability or liability for the Trust and shall not be responsible in any way for the further disposition of the Trust or any part thereof.

          FIFTEENTH: Amendment of Agreement; Termination of Trust. (a) Subject to Paragraph (b) below, the Company expressly reserves the right at any time to amend or terminate this Agreement and the Trust created thereby to any extent that it may deem advisable. No amendment shall be made without the Trustee's consent thereto in writing if, and to the extent that, the effect of such amendment is to increase the Trustee's responsibilities hereunder. Such proposed amendment shall be delivered to the Trustee as a written instrument of amendment, duly executed and acknowledged by the Company and accompanied by a certified copy of a resolution of the Tenneco Board. The Company also shall deliver to the Trustee a copy of any modifications or amendments to the Plans. The Trustee's consent shall not be required for the termination of the Trust or its removal as Trustee.

          (b) Notwithstanding any other provision of this Agreement other than the following sentence, the provisions of this Agreement and the Trust created thereby may not be amended or terminated by the Company or the Trustee during a Threatened Change in Control Period or after a Change in Control. The Company, during a Threatened Change in Control Period, or the Trustee, after a Change in Control, upon written advice of counsel, may amend the provisions of this Agreement to the extent required by applicable law.

          (c) In the event the Company terminates the Trust prior to the occurrence of a Change in Control, other than during a Threatened Change in Control Period, the Trustee shall reserve such sums it deems necessary to pay its fees and expenses, and shall distribute all remaining assets of the Trust in accordance with the written directions of the Company.

          (d) The Trust shall continue in effect until payment or provision has been made for all benefits payable under the Plans. Upon termination of the Trust, the Trustee shall have a right to have its accounts settled. Any assets remaining in the Trust after payment or provision for all benefits payable under the Plans, and after the Trustee has reserved such sums as it deems necessary for the payment of its expenses and fees hereunder, shall be paid in accordance with the written directions of the Company. When the Trust assets shall have been so applied or distributed and the accounts of the Trustee shall have been so settled, the Trustee shall be released and discharged from all further accountability or liability respecting the Trust.

          SIXTEENTH: Prohibition of Diversion. (a) At no time prior to the satisfaction of all liabilities with respect to the beneficiaries under this Trust shall any part of the corpus and/or income of the Trust be used for, or diverted to, purposes other than for the exclusive benefit of such beneficiaries or defraying the fees and reasonable expenses of the Trustee hereunder, and the assets of the Trust shall never inure to the benefit of the Company and shall be held for the exclusive purposes of providing benefits to participants in the Plans and their beneficiaries and defraying the fees and reasonable expenses of administering the Plans or performing any of the Trustee's duties under this Agreement.

          (b) Notwithstanding any provision of this Agreement to the contrary, the assets of the Trust shall at all times be subject to claims of the creditors of the Company. Upon notice that the Company may be insolvent, the Trustee shall not pay benefits from such Trust assets, shall hold the assets for the general creditors of the Company, shall promptly seek a judicial determination regarding the insolvency of the Company, and shall deliver the assets of the Trust to satisfy the claims of creditors, as directed by the court. The Trustee shall resume payments from such Trust assets under the terms of the Trust only after determining that the Company is not insolvent or after receiving a judicial decision to that effect. The Company shall have the duty to inform the Trustee of the insolvency of the Company. The Company shall be considered insolvent if it is unable to pay its debts as they mature or if it is subject to a pending proceeding as a debtor under the Bankruptcy Code.

          SEVENTEENTH:    Prohibition of Assignment of Interest.  No interest,
right or claim in or to any part of the Trust or any payment therefrom shall be assignable, transferable or subject to sale, mortgage, pledge, hypothecation, commutation, anticipation, garnishment, attachment, execution or levy of any kind, and the Trustee shall not recognize any attempt to assign, transfer, sell, mortgage, pledge, hypothecate, commute or anticipate the same, except to the extent required by law.

          EIGHTEENTH:  [RESERVED]

          NINETEENTH: Miscellaneous. (a) This Agreement shall be interpreted, construed and enforced, and the trust hereby created shall be administered, in accordance with the laws of the United States and of the State of Delaware. Prior to a Change in Control, nothing in this Agreement shall be construed to subject the Trust created hereunder to the Employee Retirement Income Security Act of 1974, as amended.

          (b) The titles to Articles of this Agreement are placed herein for convenience of reference only, and the Agreement is not to be construed by reference thereto.

          (c) This Agreement shall bind and inure to the benefit of the successors and assigns of the Company and the Trustee, respectively, and the Plans.

          (d) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one instrument, which may be sufficiently evidenced by any counterpart.

          (e) If any provision of this Agreement is determined to be invalid or unenforceable, the remaining provisions shall not for that reason alone also be determined to be invalid or unenforceable.

          (f) This document supersedes in its entirety and amends and restates the Tenneco Benefits Trust Agreement made as of May 19, 1996.

          (g) IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their respective names as of the day and year first above written.

                                       TENNECO INC.



                                       By_______________________________________

                                       Its______________________________________


                                       TENNECO MANAGEMENT COMPANY



                                       By_______________________________________

                                       Its______________________________________

                                       TRUSTEE

                                       _________________________________________
                                       Dana G. Mead


                                       _________________________________________
                                       Theodore R. Tetzlaff


                                       _________________________________________
                                       Stacy S. Dick


                                       _________________________________________
                                       Robert T. Blakely

                                  SCHEDULE 1
                                  ----------


                       I.  EXECUTIVE NON-QUALIFIED PLANS
                           -----------------------------

     Tenneco Inc. Benefit Equalization Plan
     Tenneco Inc. Deferred Compensation Plan
     Tenneco Inc. 1993 Deferred Compensation Plan
     Tenneco Inc. Board of Directors Deferred Compensation Plan
     Tenneco Inc. Pilots' Supplemental Retirement Plan
     Tenneco Inc. Executive Incentive Compensation Plan
     Tenneco Inc. Supplemental Executive Retirement Plan
     1994 Tenneco Inc. Stock Ownership Plan
     Tenneco Inc. Director's Restricted Stock/Restricted Unit Plan Supplemental Pensions For Dana Mead, Stacy Dick, Arthur House, Theodore Tetzlaff, W.R. Phillips, Paul Stecko, Barry Schuman and Robert Blakely.


                     II.  SALARY CONTINUATION ARRANGEMENTS
                          --------------------------------

     Tenneco Inc. Change in Control Severance Benefit Plan for Key Executives

                                  SCHEDULE 1
                                  SUPPLEMENT


                                 TENNECO INC.
                                 ------------

                          BENEFITS PROTECTION PROGRAM
                          ---------------------------


     Set out below is a description of the special rights which will arise with respect to the Plans, upon a Change in Control ("CIC") and which are to be protected by this program.



                       I.  EXECUTIVE NON-QUALIFIED PLANS
                           -----------------------------

A.   Tenneco Inc. Benefit Equalization Plan

     1. Upon a Threatened Change in Control, Tenneco will calculate each participant's benefit payment amount (estimated as at the end of the then current calendar year) consisting of

          (i)  the account balance for the Thrift Plan portion and

          (ii) the total, maximum straight-life, monthly annuity payments that could become payable over the next succeeding five-year period with respect to the accrued benefit for the Retirement Plan portion, and Tenneco will deposit the aggregate of the benefit payment amounts so calculated into the Benefits Protection Trust within five business days of the Threatened Change in Control.

B. Tenneco Inc. Deferred Compensation Plan, 1993 Deferred Compensation Plan and Board of Directors Deferred Compensation Plan

     1. Upon a Threatened Change of Control, Tenneco will calculate the account balance of each participant, including CPI and interest adjustments, (estimated as at the end of the then calendar year) and will deposit the aggregate amount so calculated into the Benefits Protection Trust within five business days of the Threatened Change in Control.

C.   Tenneco Inc. Pilots' Supplemental Retirement Plan

     1. Upon a Threatened Change in Control, Tenneco will estimate (as of the end of the then calendar year) the amount of the benefits payable under the plan and will deposit this amount into the Benefits Protection Trust within five business days of the Threatened Change in Control.

D.   Tenneco Inc. Executive Incentive Compensation Plan

     1. Upon a Threatened Change in Control, Tenneco will deposit into the Benefits Protection Trust within five business days of a Threatened Change in Control an amount equal to the aggregate corporate and divisional individual target incentive award for the current year (or for the immediately preceding year, if no such target awards have been established for the current year), to be paid out by the Trustee, on behalf of the Company, in accordance with the provisions of the Plan.

E.   Tenneco Inc. Supplemental Executive Retirement Plan

     1. Upon a Threatened Change in Control, Tenneco will estimate (as of the end of the then calendar year) the amount of the benefits payable under the plan and will deposit this amount into the Benefits Protection Trust within five business days of a Threatened Change in Control.

F.   1994 Tenneco Inc. Stock Ownership Plan.

     1. (a) Upon a Change in Control, all Stock Options granted under the plan shall become fully exercisable.

          (b) Upon a Threatened Change in Control all Stock Appreciation Rights granted under the plan shall become fully vested. Tenneco will estimate the amount payable to employees holding Stock Appreciation Rights and will deposit this amount into the Benefits Protection Trust within five business days of the Threatened Change in Control.

          (c) Upon a Threatened Change in Control, certificates for all Restricted Stock then held by Tenneco and issued under the plan together with funds in an amount estimated to be sufficient to pay the aggregate cash settlement amounts payable upon reversion of such shares in the event of a Change in Control and a subsequent discharge or constructive termination of the employee beneficiaries (which estimate may not be based on an assumed fair market value per share in excess of 150% of the fair market value on the date of the Threatened Change in Control) will be deposited into the Benefits Protection Trust within five business days of a Threatened Change in Control.

          (d) Upon a Threatened Change in Control, Tenneco will estimate the aggregate amount payable under the Performance Units, issued pursuant to the plan on account of all Units the cycle for which ends with the then current calendar year and will deposit the amount so estimated into the Benefits Protection

          Trust within five business days of the Threatened Change in Control.

          (e) Upon a Threatened Change in Control, Tenneco will estimate the aggregate amount payable under the Stock Equivalent Units and Dividend Equivalent Units issued pursuant to the plan and will deposit the amount so estimated into the Benefits Protection Trust within five business days of the Threatened Change in Control.

     For purposes of this subsection F, the term "constructive termination" shall have the same meaning as set forth in the Tenneco Inc. Change in Control Severance Benefit Plan for Key Executives.

G.   Tenneco Inc. Directors Restricted Stock/Restricted Unit Plan.

     1. (a) Upon a Threatened Change in Control, certificates for all Restricted Stock then held by the Company and issued under the plan together with funds in an amount estimated to be sufficient to pay the aggregate cash settlement amounts payable upon reversion of such shares in the event of a CIC and a subsequent removal of the Director from the Board (which estimate may not be based on an assumed fair market value per share in excess of 150% of the fair market value on the date of the Threatened Change in Control) will be deposited into the Benefits Protection Trust within five business days of a Threatened Change in Control.

          (b) Upon a Threatened Change in Control, Tenneco will estimate the aggregate amount payable under the Restricted Units issued pursuant to the plan and will deposit the amount so estimated into the Benefits Protection Trust within five business days of the Threatened Change in Control.

H.   Supplemental Pensions.

     1. Employees Protected - Dana Mead, Stacy Dick, Arthur House, John Castellani, Theodore Tetzlaff, W. R. Phillips, Paul Stecko, Barry Schuman and Robert Blakely.

     2. Plan Provision - Upon a Threatened Change in Control, Tenneco will estimate (as of the end of the then calendar year) the amount of the benefits payable under the supplemental pension agreements and will deposit the amount so estimated into the Benefits Protection Trust within five business days of the Threatened Change in Control.

                II.  SALARY AND OTHER CONTINUATION ARRANGEMENTS
                     ------------------------------------------

     Upon a Threatened Change in Control, Tenneco will estimate the aggregate amount that it reasonably anticipates may become payable under the Tenneco Inc. Change in Control Severance Benefit Plan for Key Executives and will deposit the amount so estimated into the Benefits Protection Trust within five business days of the Threatened Change in Control.